                          TRANSITION SERVICES AGREEMENT

     This TRANSITION SERVICES AGREEMENT, including all schedules attached hereto (collectively the "Agreement") is made as of August 24, 2006 (the "Effective Date") by and between UGI Corporation, a Pennsylvania corporation ("UGI") and Southern Union Company, a Delaware corporation ("Southern Union"). Both UGI and Southern Union may be individually referred to as a "Party" or collectively as the "Parties".

                                   WITNESSETH

     WHEREAS, UGI and Southern Union have entered into that certain Purchase and Sale Agreement dated January 26, 2006 for the sale of substantially all of the assets of Southern Union's PG Energy operating division and the capital stock of PG Energy Services, Inc. (the "PSA"), including the Employee Agreement dated as of January 26, 2006 (the "Employee Agreement"), as amended by the First Amendment Agreement (the "Amendment") between Southern Union and UGI, which is to be signed on or before the date of the closing of the transaction contemplated by the PSA;

     WHEREAS, pursuant to Section 6.6 of the PSA, and Exhibit 6.6 thereto, the Parties are willing, pursuant to the terms and conditions of this Agreement, to provide certain services and licenses during a transition period (each, a "Transition Service" and, collectively, the Transition Services").

     NOW, THEREFORE, in consideration of the agreements, covenants and provisions in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties mutually agree as follows:

                                    ARTICLE I
                               TRANSITION SERVICES

1.1 Transition Services. Each Party shall provide, or cause to be provided, to the other Party (or the designee of the other party) the Transition Services described on Schedule A hereto (collectively the "Transition Services" and each individually a "Transition Service"). Each Party shall perform, or cause to be performed, the Transition Services to be performed or caused to be performed by it with the degree of care, skill and diligence with which it performs or causes to be performed similar services for itself and its affiliates, consistent with past practice. Nothing in this Agreement is intended to nor shall anything herein require a providing Party to favor the receiving Party over its own business in connection with the provision of Transition Services, so long as the providing Party makes available, as reasonably requested, sufficient resources and timely decisions, approvals and acceptances so that receiving Party receives the agreed to Transition Services in a timely manner.

1.2 Personnel. Unless otherwise provided for to the contrary herein or any schedule attached hereto, the providing Party, in providing Transition Services, shall use such personnel and employees as it deems appropriate, , consistent with its ordinary course of business and there is no express or implied warranty that the services of any particular employee or employees shall be used to provide Transition Services; provided however, that the providing Party agrees that it shall designate and use personnel and employees that possess the degree of skill, experience and qualifications required to provide the Transition Service(s) they are so designated to perform In addition, unless otherwise provided for to the contrary herein or any schedule attached hereto, a providing Party may employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other businesses of the providing Party or are reasonably necessary for the efficient performance of any of such Transition Services. Each recipient of Transition Services may retain, at its own expense, its own consultants and other professional advisers.

1.3 Period Transition Services Will Be Provided. Transitions Services shall be provided as of the Effective Date and shall continue through the expiration of the term relating to each Transition Service, as set forth in Schedule A, unless
(a) a receiving Party terminates a particular Transition Service in accordance with the terms and conditions of this Agreement, (b) otherwise mutually agreed by the Parties in writing or (c) this Agreement is terminated at an earlier date.

1.4 Purchase of Additional or Modified Transition Services. From time to time, a Party may request the other Party to provide or cause to be provided additional or modified Transition Services that are not described in Schedule A. The Party receiving the request shall use commercially reasonable efforts to accommodate any reasonable requests, but is not bound to provide such additional or modified Transition Services unless it agrees to do so and there is mutual agreement concerning the amount the receiving Party is to pay for the additional or modified Transition Services. In any event, the Party requested to provide additional or modified Transition Services shall notify the requesting Party in writing within two (2) business days if the request can be accommodated and agrees to begin the provision of any additional or modified Transition Service(s) within three (3) business days of their agreement to provide the Transition Service(s).

1.5 Modification of Procedures. A providing Party may make changes from time to time to its standards and procedures for performing Transition Services for which it is responsible hereunder. Notwithstanding the foregoing, unless required by law, a providing Party shall not implement any substantial changes affecting its provision of Transition Services unless:

     (a) the providing Party has furnished the receiving Party with notice thereof;

     (b) the providing Party changes such procedures for its own businesses at the same time; and

     (c) the providing Party gives the receiving Party a reasonable period of time (i) to adapt its operations to accommodate such changes or (ii) to reject the proposed changes. In the event a receiving Party fails to accept or reject a proposed change on or before a date specified in such notice of change, the receiving Party shall be deemed to have accepted such change. In the event a receiving Party rejects a proposed change but does not terminate this Agreement, the receiving Party shall pay any charges resulting from the providing Party's need to maintain different versions of the same systems, procedures, technologies, or services or resulting from requirements of third party vendors or suppliers.

1.6 No Obligation to Continue to Use Services. A Party shall not have any obligation to continue to use one or more Transition Services, and may terminate a Transition Service by giving the providing Party 30 day's advance written notice thereof.

1.7 Provider Access. To the extent reasonably required for the performance of Transition Services hereunder, the receiving Party shall provide access to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

                                   ARTICLE II
                                  COMPENSATION

2.1 Consideration. As consideration for Transition Services received, each receiving Party shall pay to the providing Party the amounts specified on Schedule A.

2.2 Audit Rights. The receiving Party shall have the right, at its expense, to conduct or cause to be conducted a reasonable audit of the data, records or other pertinent information specifically related to a dispute concerning the provision of Transition Services hereunder. The receiving Party shall provide at least two business day's advance notice of the audit, and shall conduct the audit in such a manner so as to minimize disruptions to the providing Party's business. If the providing Party objects to the scope of the audit requested, the Parties shall work together, in good faith, to mutually reach agreement on the proper scope of the audit.

2.3 Payment Terms. Each Party, in its capacity as a providing Party, shall present the other Party with monthly invoices for the Transition Services it provides. The format of such invoices shall include, without limitation, a brief description of the applicable Transition Service, the billing period, applicable rates and/or units, and such other information as the receiving Party may reasonably request. The receiving Party shall pay by electronic funds transfer or other method satisfactory to the providing Party in its reasonable discretion, in full, the undisputed amount of the monthly invoiced amount within thirty (30) days after the date the providing Party's monthly invoice was received. Any undisputed amount not received by the payment due date shall be subject to a late payment charge equal to the balance overdue times the "prime rate" per annum, as announced from time to time by the Wall Street Journal, for the number of calendar days from the payment due date up to and including the date payment is actually made. If the receiving Party disputes any portion of the amount due on any invoice, the receiving Party shall notify the providing Party in writing of the nature and basis of the dispute as soon as reasonably possible using the dispute resolution procedures set forth in Article III of this Agreement. The Parties shall use their reasonable best efforts to resolve the dispute prior to the payment due date.

                                   ARTICLE III
                               DISPUTE RESOLUTION

     Should the Parties have any dispute arising under this Agreement, they shall, for a period of at least fifteen (15) days following the initial notice by one Party to the other Party of a dispute, each cause an appropriate officer or officers to attempt in good faith to resolve the dispute.

                                   ARTICLE IV
                             LIMITATION OF LIABILITY

To the fullest extent permitted by law and notwithstanding any other provision of this Agreement, except for indemnity obligations otherwise set forth in this Agreement, neither Party, nor their respective officers, directors, agents, employees, successors or assigns, shall be liable to the other Party or their affiliates or parents and their officers, directors, agents, employees, successors or assigns, for any incidental, punitive, special, indirect, multiple or consequential damages connected with or resulting from performance or non-performance of this Agreement.

                                    ARTICLE V
                          INDEMNIFICATION AND INSURANCE

5.1 (a) UGI Indemnification. To the extent of the responsibility and liability UGI has agreed to assume under this Agreement, UGI shall indemnify and hold harmless Southern Union and at Southern Union's option, defend Southern Union, and its officers, directors, employees, agents, subcontractors, and assigns from and against any and all claims and/or liability for damage to property, injury to or death of any person, including Southern Union and its employees, or any other liability incurred by Southern Union including all expenses, legal or otherwise, caused wholly or in part, by any act or omission, negligent or otherwise, by UGI or UGI's affiliates and their officers, directors, employees, agents, subcontractors, and assigns arising out of or connected with the Transition Services provided by UGI or UGI's affiliates under this Agreement, regardless of whether caused in part by a Party indemnified hereunder, unless caused by the gross negligence or intentional misconduct of the indemnified Party.

5.1 (b) Southern Union Indemnification. To the extent of the responsibility and liability Southern Union has agreed to assume under this Agreement, Southern Union shall indemnify and hold harmless UGI and at UGI's option, defend UGI, and its officers, directors, employees, agents, subcontractors, and assigns from and against any and all claims and/or liability for damage to property, injury to or death of any person, including UGI and its employees, or any other liability incurred by UGI including all expenses, legal or otherwise, caused wholly or in part, by any act or omission, negligent or otherwise, by Southern Union or Southern Union's affiliates and their officers, directors, employees, agents, subcontractors, and assigns arising out of or connected with the Transition Services provided by Southern Union or Southern Union's affiliates under this Agreement, regardless of whether caused in part by a Party indemnified hereunder, unless caused by the gross negligence or intentional misconduct of the indemnified Party.

5.2 Indemnification Procedures. If either Party intends to seek indemnification under this Article V from the other Party with respect to any claim or action, the Party seeking indemnification shall give the other Party notice of such claim within fifteen (15) days of the commencement of, or actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been or may be sustained by said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the indemnification provisions of this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld.

5.3 Survival of Indemnification. The indemnification obligations of each Party under this Article V shall continue in full force and effect regardless of whether this Agreement has expired or been terminated and shall not be limited in any way by any limitation on insurance, on the amount or types of damages, or by any compensation or benefits payable by the Parties under Worker's Compensation Acts, disability benefit acts or other employee acts.

5.4 Insurance During the term of this Agreement, each Party agrees to maintain, at its own cost and expense, appropriate insurance, of the type and at the levels necessary to cover its insurable obligations under this Agreement. Each Party may elect to self-insure as to one or more risks under this Agreement.

                                   ARTICLE VI
                               NOTICES AND DEMANDS

6.1 Notices. Except as otherwise provided under this Agreement, all notices, demands or requests which may be given by any party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person, or sent via fax or e-mail, or on the next business day if sent by overnight mail, or on the date of the third business day after deposit, postage prepaid, in the United States Mail via Certified Mail return receipt requested, and addressed as set forth below:

If to UGI:

     John C. Barney
     UGI Utilities, Inc.
     Senior Vice President - Finance and Chief Financial Officer jbarney@ugi.com
     610-796-3537 (voice)
     610-796-3606 (fax)

If to Southern Union:

     Willie C. Johnson
     Vice President
     willie.johnson@sug.com
     713-989-7515 (voice)
     713-989-1213 (fax)

with a copy to:

     Monica M. Gaudiosi
     Senior Vice President- Associate General Counsel
     Monica.gaudiosi@sug.com
     713-989-7567 (voice)
     713-989-1213 (fax)

6.2 Change of Address. The address to which notices, demands, requests, elections and other communications are to be given by either Party may be changed by written notice to the other Party.

                                   ARTICLE VII
                                 CONFIDENTIALITY

7.1 Obligation. The Parties hereto or their affiliate have entered into that certain Confidentiality Agreement dated January 13, 2006 (the "Confidentiality Agreement"). Without limiting the application of the Confidentiality Agreement, all documents or information furnished by a Party hereunder shall be subject to the Confidentiality Agreement.

                                  ARTICLE VIII
                                      TERM

     This Agreement shall commence as of the Effective Date, and shall continue until the expiration of the terms of all of the Transition Services as set forth in Schedule A, unless terminated earlier under the termination provisions of this Agreement.

                                   ARTICLE IX
                                     DEFAULT

9.1 Default. If any party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its material obligations under this Agreement (other than a payment default), the party entitled to the benefit of such performance (hereinafter referred to as a "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement with respect to the Defaulting Party if such failure or default is not cured within ten (10)1 days of such written notice. If any failure or default so specified is not cured within such ten (10) day period, the Non-Defaulting Party may elect to immediately terminate this Agreement with respect to the Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute in accordance with Article III hereof. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

9.2 Termination of Obligations. Each receiving Party specifically agrees and acknowledges that all obligations of the providing Party to provide the Transition Services shall immediately cease upon the termination of this Agreement. Upon the cessation of the providing Party's obligation to provide any Transition Service to a Recipient, the receiving Party shall immediately cease using, directly or indirectly, the Transition Services (including, without limitation, any and all software of the Provider or third party software provided through the Provider, telecommunications services or equipment, or computer systems or equipment).

9.3 Survival Upon Expiration or Termination. The provisions of Article III (Dispute Resolution), Article IV (Limitation of Liability), Article V (Indemnification), Article VII (Confidentiality) and Article XI (Miscellaneous) shall survive the termination or expiration of this Agreement unless otherwise agreed to in writing by the Parties.

                                    ARTICLE X
                                  FORCE MAJEURE

     Any failure or omission by a Party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such Party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such Party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, the affected Party may terminate the Agreement with the defaulting party by providing written notice thereto.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 Complete Agreement; Construction. This Agreement is the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

11.2 Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by other agreements between or among the Parties.

11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts has been signed by each of the parties and delivered to the other Parties.

11.5 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof.

11.6 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties hereto, provided that UGI may assign all or part of its rights, but not its obligations, under this Agreement to one or more of its direct or indirect wholly owned subsidiaries.

11.7 Assignment. This Agreement may not be assigned by any Party, other than pursuant to a corporate reorganization or merger, without the consent of the other Party.

11.8 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

11.9 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.10 Governing Law. The validity, performance, and enforcement of this Agreement, unless expressly provided to the contrary, shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of law of such state.

11.11 Consent to Jurisdiction. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan and the federal courts of the United States of America located in the Southern District of the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each Party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

11.12 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.13 Laws and Government Regulations. Each Party shall be responsible for compliance with all laws and governmental regulations affecting its businesses and its provision of Transition Services pursuant to this Agreement.

11.14 Relationship of Parties. Nothing in this Agreement shall be deemed or construed as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third parties, other than a successor or permitted assignee under Section 11.7 hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

UGI CORPORATION.


-------------------------------------
Name Printed: Robert H. Knauss
Title: Vice President and General
       Counsel


SOUTHERN UNION COMPANY


-------------------------------------
Name Printed: Robert M. Kerrigan, III
Title: Vice President, Assistant
       General Counsel & Secretary

                                   Schedule A

                               TRANSITION SERVICES

 ITEM                                    DESCRIPTION OF SERVICE/                                 TERMINATION
NUMBER       SUBJECT AREA                    RESPONSIBILITY                      PRICE               DATE
------   ----------------------   ------------------------------------   ---------------------   -----------
   1      Accounting/Financial    Provide general accounting and         $8,000/month for         5/31/2007
                                  financial reporting services that      8/06 services.
                                  are necessary to close PGE's and       $2,000/month for
                                  PGES' general ledger and prepare       each month
                                  its financial statements as of and     thereafter (monthly
                                  through the date of closing.           charges subject to
                                  Provide reasonable access to           review and change
                                  personnel, records, data and           per agreement of
                                  reports to assist SUCO in closing      parties to this
                                  SUCO's books and to prepare the        transaction).
                                  working capital adjustment per the
                                  PSA./UGI

   2      Accounting/Financial    Provide reasonable access to           $1,600 (W-2 support)     1/31/2007
                                  personnel to assist SUCO with          $1,600 (1099 support)
                                  1099/W-2 issues relating to
                                  pre-closing matters, on an as
                                  needed basis./UGI

   3               Tax            Complete and file all Pennsylvania     $120 per occurrence      5/31/2007
                                  monthly sales and use tax returns
                                  for PG Energy for August, 2006./UGI

   4               Tax            Provide reasonable access to           Direct costs             5/31/2007
                                  personnel to assist SUCO with tax
                                  return preparation and any
                                  necessary audit support. Provide
                                  access to tax workpapers and
                                  electronic data pertaining to
                                  pre-closing matters on an as needed
                                  basis./UGI

   5      Accounting/Financial    Provide reasonable access to           Direct costs             5/31/2007
                                  systems and personnel pertaining to
                                  pre-closing matters, on an as
                                  needed basis, including permitting
                                  audits of services and systems,
                                  etc. by SUCO

 ITEM                                    DESCRIPTION OF SERVICE/                                 TERMINATION
NUMBER       SUBJECT AREA                    RESPONSIBILITY                      PRICE               DATE
------   ----------------------   ------------------------------------   ---------------------   -----------
                                  personnel, consultants or SUCO's
                                  outside auditors./UGI

   6            Benefits          Provide workers compensation claims    Direct costs              1/31/2007
                                  administration for claims made
                                  prior to closing date./UGI

   7           Purchasing         Provide procurement card (P-Card)      Direct costs             11/30/2006
                                  administrative services and provide
                                  PO and agreement processing, as
                                  currently provided for Southern
                                  Union Corporate, PEI Power, and PG
                                  Energy until such time each has
                                  fully migrated off the current
                                  P-card program with JPMorgan
                                  CHASE./UGI

   8                              Provide private office space for       No charge                 5/31/2007
                                  two full-time Southern Union
                                  payroll employees (John Shields &
                                  Rochelle Roman) (Request 2nd floor
                                  offices)./UGI

   9          I.T./Systems        Provide time entry maintenance for     No charge unless          5/31/2007
                                  the payroll system as currently        maintenance exceeds
                                  provided./UGI                          four hours ($60/hour
                                                                         as required)

  10           Regulatory         Provide OPS/PADEP regulated            Continue charge in        5/31/2007
                                  services for PEI Power (i.e. annual    place as of closing
                                  leakage surveys, annual reporting      date
                                  to the Office of Pipeline Safety,
                                  etc.), as per current agreement
                                  between PG Energy and PEI Power./UGI

  11                              If either Party determines that it     Direct charge             5/31/2007
                                  needs access to personnel, data or     (salary converted to
                                  systems pertaining to the other        hourly rate plus
                                  Party's business, the responding       benefit) per hour
                                  party shall

 ITEM                                    DESCRIPTION OF SERVICE/                                 TERMINATION
NUMBER       SUBJECT AREA                    RESPONSIBILITY                      PRICE               DATE
------   ----------------------   ------------------------------------   ---------------------   -----------
                                  provide reasonable access to such
                                  personnel, data or systems./UGI

  12                              Allow SUCO to leave furniture          No charge                 10/1/2006
                                  currently on 2nd floor of One PEI
                                  Center. Allow reasonable access to
                                  the building to remove furniture.

  13                              Batch and prepare payable              $600 (expected to be      11/1/2006
                                  documentation for shipping to          a single occurrence)
                                  SUCO./UGI

  14                              Provide reasonable access to           No charge unless          5/31/2007
                                  personnel for training purposes as     activity exceeds
                                  relates to functions, duties, etc.     more than four hours
                                  of personnel performing tasks          per occurrence
                                  previously performed by transferred    ($60/hour)
                                  employees./UGI/SUCO

  15                              Allow for storage of a PEI Power       No charge                 10/1/2006
                                  owned trailer at PG Energy's Bridge
                                  Street location./UGI

  16      Accounting/Financial    Provide services to UGI to assist      Direct Costs             11/30/2006
                                  in closing process (includes SUCO
                                  resources: F. Rainey and B.J.
                                  Herbert)/SUCO

  17          I.T./Systems        Provide services and provide for       Payroll and
                                  the use of applications currently      incentive
                                  residing on the alpha box, or any      compensation
                                  other server (including SUCO           processing - cost of
                                  payroll), or any other excluded IT     postage and direct
                                  asset currently located on PG          costs of personnel,
                                  Energy property as such services       if any
                                  are currently provided.  When SUCO
                                  has no further use for any of the
                                  excluded assets, they will be
                                  assigned to UGI. /UGI

                                    SYSTEMS LISTING/ RESPONSIBILITY

  18          I.T./Systems        Oracle Application Clone/SUCO          Direct Costs              5/31/2007

 ITEM                                    DESCRIPTION OF SERVICE/                                 TERMINATION
NUMBER       SUBJECT AREA                    RESPONSIBILITY                      PRICE               DATE
------   ----------------------   ------------------------------------   ---------------------   -----------
  19          I.T./Systems        Lawson/UGI                             Paid directly by UGI     5/31/2007

  20          I.T./Systems        Ingress software, hardware and         Direct Costs             5/31/2007
                                  applications (including but not
                                  limited to:

                                  -    Paybase32 - UGI

                                  -    DEC/Alpha Server-UGI

                                  -    SU Util Windows server-UGI

                                  -    Contractor billing
                                       SYSTEM-UGI

                                  -    Project Estimating
                                       SYSTEM-UGI

                                  -    Productivity system-UGI

                                  -    P-Card system-UGI

                                  -    Fleet system-UGI

                                  -    Utility billing system-UGI

                                  -    Docushare-UGI

                                  Operating Budget Preparation
                                  system-/UGI

  21          I.T./Systems        Power Plant Clone/SUCO                 Direct Costs             5/31/2007

                                    SERVICES LISTING/ RESPONSIBILITY

  22          I.T./Systems        Application availability               Direct Costs             5/31/2007
                                  troubleshooting and break/fix (SUG
                                  Change Control Required)-SUCO

  23          I.T./Systems        Functional support and setup/UGI       Paid directly by UGI     5/31/2007

  24          I.T./Systems        7X24 Help Desk Support/SUCO            Direct Costs             5/31/2007

  25          I.T./Systems        Add and configure printers/UGI         Direct Costs             5/31/2007

  26          I.T./Systems        Workflow notification mailer           No charge                5/31/2007
                                  support/SUCO/UGI

  27          I.T./Systems        Workflow administration/SUCO/UGI       No charge                5/31/2007

  28          I.T./Systems        Unix administration/SUCO               Direct Costs             5/31/2007

  29          I.T./Systems        Oracle system administration/UGI       Paid directly by UGI     5/31/2007

  30          I.T./Systems        Granting of full access to cloned      Direct Costs             5/31/2007
                                  instance to all necessary data
                                  privileges such as SYSADMIN, APPS,
                                  and APPLMGR passwords, and Unix,
                                  Telnet and FTP access/SUCO

 ITEM                                    DESCRIPTION OF SERVICE/                                 TERMINATION
NUMBER       SUBJECT AREA                    RESPONSIBILITY                      PRICE               DATE
------   ----------------------   ------------------------------------   ---------------------   -----------
  31          I.T./Systems        Disaster recovery/restoration          N/A                      5/31/2007
                                  services-not available

                                        NETWORK ADMINISTRATION/
                                             RESPONSIBILITY

  32          I.T./Systems        Management of network                  Direct Costs             5/31/2007
                                  infrastructure/SUCO

  33          I.T./Systems        Remote VPN access and support/SUCO     Direct costs             5/31/2007

                                        DATABASE ADMINISTRATION/         $5,000/month (for        5/31/2007
                                             RESPONSIBILITY              items 34-38)

  34          I.T./Systems        Provide cloned PGE production                                   5/31/2007
                                  instance at cut-over/SUCO

  35          I.T./Systems        Daily hot backups and restore                                   5/31/2007
                                  capability/SUCO

  36          I.T./Systems        Monitoring of database including                                5/31/2007
                                  but not limited to:/SUCO

                                  -    DB and application server down

                                  -    Concurrent managers

                                  -    Tablespaces and indexes

                                  -    Storage parameters

                                  -    Archive logs

                                  -    CPU Utilization

                                  -    Memory Utilization

                                  -    Disk Utilization

  37          I.T./Systems        Application of maintenance packs                                5/31/2007
                                  for break/fix or Oracle support
                                  resolution/SUCO

  38          I.T./Systems        Application of one-off bug fix                                  5/31/2007
                                  patching/SUCO

                                        DEVELOPMENT ACTIVITIES/
                                             RESPONSIBILITY

  39          I.T./Systems        Modification of PO Print Program to    Paid directly by UGI        N/A
                                  include new PNG logo and company
                                  name/UGI

  40          I.T./Systems        Modification of check print program    Paid directly by UGI        N/A
                                  to include new PNG logo and company
                                  name/UGI

  41          I.T./Systems        Modification of check print program    Paid directly by UGI        N/A
                                  to accommodate new bank account/UGI

  42          I.T./Systems        Modification of Positive Pay           Paid directly by UGI        N/A
                                  interface to accommodate new bank

 ITEM                                    DESCRIPTION OF SERVICE/                                 TERMINATION
NUMBER       SUBJECT AREA                    RESPONSIBILITY                      PRICE               DATE
------   ----------------------   ------------------------------------   ---------------------   -----------
                                  account/UGI

  43          I.T./Systems        Setup of new AP bank accounts/UGI      Paid directly by UGI        N/A

  44          I.T./Systems        Development of new interface           Paid directly by UGI        N/A
                                  inbound to GL for Payroll
                                  Accrual/UGI

  45          I.T./Systems        Development of new interface           Paid directly by UGI        N/A
                                  inbound to Power Plant for labor
                                  distribution/UGI

                                        PROCESS CHANGES TO UGI/
                                             RESPONSIBILITY

  46          I.T./Systems        Vendor maintenance/UGI                 (A)

  47          I.T./Systems        Item maintenance/UGI                   (A)

  48          I.T./Systems        Accounting Flexfield value             (A)
                                  maintenance/UGI

  49          I.T./Systems        Running closing processes and          (A)
                                  closing applications/UGI

  50          I.T./Systems        Maintaining employee hires and         (A)
                                  terminations for use in approval
                                  hierarchy/UGI

  51              Mail            If any mail, (including                No charge                5/31/2007
                                  electronic), invoices, bills,
                                  notes, checks, payments, etc.
                                  (materials) are sent to either
                                  Party post-closing that are
                                  necessary for, intended for, or
                                  relate to the other's business,
                                  said Party will send the material
                                  to the other Party, as soon
                                  thereafter as practical. /UGI/SUCO

  52        Acctg/Financial/      If either Party determines that any    Direct cost (hourly      5/31/2007
         Regulatory/Litigation/   information retained by the other      salary equivalent
                 Other            Party is necessary for its business    plus benefits)
                                  operations; to satisfy regulatory
                                  filings or data requests; is
                                  necessary for investigations,
                                  proceedings or permitting; or is
                                  requested for any other reasonable
                                  business need, the Providing Party
                                  shall use all

 ITEM                                    DESCRIPTION OF SERVICE/                                 TERMINATION
NUMBER       SUBJECT AREA                    RESPONSIBILITY                      PRICE               DATE
------   ----------------------   ------------------------------------   ---------------------   -----------
                                  reasonable effort to provide such
                                  information to the Requesting Party
                                  as soon thereafter as practical.
                                  /UGI/SUCO

  53                              If either Party determines that the    Direct cost (hourly       On-going
                                  other Party's personnel are needed     salary equivalent
                                  to testify, to provide affidavits      plus benefits)
                                  or other assistance or support for
                                  regulatory proceedings,
                                  investigations, litigation,
                                  permitting, etc.; then the
                                  Responding Party shall provide
                                  access to said personnel to the
                                  extent such access does not
                                  unreasonably conflict with the
                                  immediate needs and interests of
                                  the Responding Party. /UGI/SUCO

  54                              If either Party determines that it     Direct cost (hourly       On-going
                                  needs access to data or systems        salary equivalent
                                  pertaining to the Business, the        plus benefits)
                                  Responding Party shall provide
                                  access to such personnel and/or
                                  systems. /UGI/SUCO

                                             SERVICE LEVELS

  55          I.T./Systems        The Providing company shall            N/A                      5/31/2007
                                  provide, or cause to be provided,
                                  transition services with the same
                                  degree of care and skill as it
                                  exercises in performing or causing
                                  to be provided shared services for
                                  PGE/SUG prior to the closing date.
                                  Receiving company shall assure that
                                  decisions are made, requests are
                                  responded to and questions are
                                  resolved on a timely basis such

 ITEM                                    DESCRIPTION OF SERVICE/                                 TERMINATION
NUMBER       SUBJECT AREA                    RESPONSIBILITY                      PRICE               DATE
------   ----------------------   ------------------------------------   ---------------------   -----------
                                  that Providing company may
                                  accomplish its obligations in a
                                  timely manner.

NOTE:

(A) Service is noted to clarify that UGI acknowledges this responsibility and will complete the task via employees or contracted staff - paid directly by UGI.